EXHIBIT 21.1

SUBSIDIARIES

PRESENT SUBSIDIARIES

Entity Name	State or Jurisdiction Incorporation	Percentage of Voting Securities Owned
Teradyne Assembly Holdings Ltd	United Kingdom	100%
Teradyne Assembly Limited	United Kingdom	100%
Teradyne ATE (Wuxi) Co., Ltd	People’s Republic of China	100%
Teradyne Benelux, Inc. (Ltd.)	Delaware	100%
Teradyne Canada Limited	Canada	100%
Teradyne Connection Systems de Mexico, S.A. de C.V.	Mexico	100%
Teradyne Connection Systems SDN BHD	Malaysia	100%
Teradyne Connections Systems (Shanghai) Co., Ltd	People’s Republic of China	100%
Teradyne de Costa Rica S.A	Costa Rica	100%
Teradyne Diagnostic Solutions Limited	United Kingdom	100%
Teradyne Diagnostic Solutions, Inc	Delaware	100%
Teradyne Diagnostic Solutions GmbH	Germany	100%
Teradyne Diagnostic Solutions Ltd.	Belgium	100%
Teradyne Diagnostic Solutions SAS	France	100%
Teradyne GmbH	Germany	100%
Teradyne Holdings Limited	United Kingdom	100%
Teradyne Limited	United Kingdom	100%
Teradyne International, Ltd	Barbados	100%
Teradyne Ireland Limited	Ireland	100%
Teradyne Italia SrL	Italy	100%
Teradyne Japan, Ltd	Delaware	100%
Teradyne KK	Japan	100%
Teradyne Korea, Ltd	Delaware	100%
Teradyne Malaysia, Ltd	Delaware	100%
Teradyne de Mexico, SA de CV	Mexico	100%
Teradyne Netherlands, Ltd	Delaware	100%
Teradyne Philippines, Ltd	Delaware	100%
Teradyne Philippines, Ltd	California	100%
Teradyne Realty, Inc	Massachusetts	100%
Teradyne SAS	France	100%
Teradyne Scandinavia, Inc	Delaware	100%
Teradyne Singapore, Ltd	Delaware	100%
Teradyne Singapore, Ltd	Singapore	100%
Teradyne Spain, Inc	Delaware	100%
Teradyne Taiwan, Ltd	Delaware	100%
Teradyne Thailand Ltd	Delaware	100%
Aegis Properties Limited	United Kingdom	100%
GenRad, Inc	Massachusetts	100%

Entity Name	State or Jurisdiction Incorporation	Percentage of Voting Securities Owned
GenRad AB	Sweden	100%
GenRad SA	France	100%
GenRad Asia PTE Limited	Singapore	100%
GenRad Benelux BV	Netherlands	100%
GenRad Canada Limited	Canada	100%
GenRad China Limited	People’s Republic of China	100%
GenRad Europe Limited	United Kingdom	100%
GenRad Europe Limited	Italy	100%
GenRad Europe Limited	Germany	100%
GenRad Holdings Limited	United Kingdom	100%
Mastertech Automotive Ltd	United Kingdom	100%
Mitron Europe Limited	United Kingdom	100%
Motor Industry Services Limited	United Kingdom	100%
Herco Technology Corp	California	100%
Megatest HK Ltd	Hong Kong	100%
Perception Laminates, Inc	California	100%
TCMS, Inc	Delaware	100%
Zehntel Holdings, Inc	California	100%
1000 Washington, Inc	Massachusetts	100%